THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THIS NOTE.

PROMISSORY NOTE

U.S. $30,000.00
Payee: Richard Kraniak (Fifth 3rd Bank Account) Original Issue Date: October 27, 2006
101 West Long Lake Road
Bloomfield Hills, MI 48304

FOR VALUE RECEIVED, POWER 3 MEDICAL PRODUCTS, INC., a New York corporation (the “Maker”), promises to pay to the order of Rick Kraniak , (the “Payee”), pursuant to the terms and conditions contained in this promissory note (this “Note”) the principal sum of Thirty thousand Dollars ($30,000.00), together with interest on the unpaid principal balance from the date hereof until paid in full on October 27, 2007 or converted at the Payee’s option into restricted common stock of Power3 Medical Products, Inc. at the price of $0.06 per common share on the terms provided herein.

1. Terms and Payment. Principal and interest of this Note shall be payable as follows:

(i)
The entire unpaid principal balance of this Note shall be payable, in cash, within one year from the date of the original issue date and is due on October 27, 2007 unless the note is converted into restricted common stock of Power3 Medical Products, Inc.

(ii)	Interest, computed on the unpaid principal balance of this Note, shall be due and payable at Payee’s option, as follows:

(A) the accrued and unpaid interest shall be paid, in cash, concurrently upon the Payment Date; or

(B)	the accrued and unpaid interest payable on this Note shall be considered paid, in full, upon Maker’s issuance and delivery of restricted shares of Maker’s common stock.

(iii)
Warrants, as further consideration of this note, the Payee is entitled to subscribe for, and purchase up to Five hundred thousand (500,000) shares of the Company’s common stock, at any time or from time to time during the period commencing on the date hereof (the “Initial Exercise Date”) and terminating at 5:00 p.m., Houston, Texas local time, on the third anniversary of the Initial Exercise Date (the “Exercise Period”). This Warrant is exercisable at an exercise price per share equal to $0.08 per share (the “Exercise Price”).

If the Payment of interest or principal is due on a day that is not a Business Day (as hereinafter defined), such payment shall be made on the first Business Day following such payment date. For purposes of this Note, “Business Day” means any day other than Saturday, Sunday or any other day on which national banking associations in the State of New York generally are closed for commercial banking business.

2. Interest Rate. During the period ending on the Payment Date (the “Payment Period”), the unpaid principal balance of this Note shall bear simple interest at a per annum rate equal to seven percent (7%) for such period determined in accordance with this Section 2. Notwithstanding the foregoing, upon an Event of Default (as hereinafter defined) with respect to the Payment and until such Event of Default shall have been cured, such Payment shall bear interest at a rate of ten percent (10%) per annum. Interest shall be payable as provided in Section 1 above.

3. Event of Default. It is expressly provided that upon failure in the punctual payment of the principal due hereunder, as the same shall become due and payable, and the passage of thirty (30) days following when such payment was due and payable, during which period the Maker may make such payment(s) as are due and payable and prevent a default of this Note, an “Event of Default” will have occurred. Upon an Event of Default and until such Event of Default shall have been cured, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of this Note, and accrued but unpaid interest payable on this Note in cash at the rate provided in Section 2 hereof, at once due and payable, (ii) pursue any and all rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses at law or in equity, or (iii) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Maker agrees and promises to pay all costs of collection, including reasonable attorney’s fees.

4. Right of Prepayment. The Maker shall have the right to prepay all or any part of the unpaid principal or interest hereon within ten (10) days written notice without premium or penalty and at said time, the Payee shall have the right to convert the note during this ten (10) day notification period. Any and all prepayments with respect to this Note shall be applied first to payment of accrued interest as of the date of such prepayment and the balance, if any, shall be applied in reduction of the unpaid principal.

5. No Right of Setoff. THE PAYEE ACKNOWLEDGES AND AGREES THAT THE MAKER HAS NO RIGHTS OF SETOFF AGAINST THE PAYMENT AND THEREFORE SHALL NOT WITHHOLD OR REDUCE THE PAYMENT ON THIS NOTE BY ANY AMOUNTS DUE FROM THE PAYEE TO THE MAKER.

6. Registration Rights.

(i)
If the Company shall at any time seek to register or qualify any of its common stock or the securities holdings of any of its controlling shareholders, on each such occasion it shall, without cost or expense, include all of the Payee’s Shares that have been converted per the terms of this agreement, and all shares underlying the warrants issued in this transaction, in such registration or qualification. The Company shall keep the registration effective until such time as the Purchaser has sold its Shares or the Shares are eligible to be transferred without restriction pursuant to the provisions of Rule 144(k) which was promulgated by the Securities and Exchange Commission pursuant to §4(1) of the Securities Act of 1933, as amended. The Purchaser agrees to provide an opinion of counsel with respect to any sales of the Shares by the Purchaser if such sale is permissible under Rule 144(k).

(ii)
All expenses in connection with preparing and filing any registration statement under Paragraph “A” of this Article “6” of this Agreement shall be borne in full by the Company; provided, however, that the Purchaser shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Purchaser to represent it with respect to the sale of the Securities.

7. No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law. The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from the Maker hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

8. Waivers. The Maker hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices of any kind. No waiver of any default shall operate as a waiver of any other default or of the same default on any future occasion, and no action to enforce payment hereunder nor any indulgences or other arrangements granted to the Maker, including any extension of time for payment due thereon, shall release, waive or otherwise affect any right of the owner or holder hereof.

9. Governing Law. This Note will be governed by the laws of the State of Texas without giving effect to any choice or conflict of law principles of any jurisdiction.

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.

POWER3 MEDICAL PRODUCTS, INC.

By:	/s/ Steven B. Rash
Name: Steven B. Rash Title: Chairman and CEO

RICHARD KRANIAK

By:	/s/ Richard Kraniak
Name: Richard Kraniak (Fifth 3rd Bank Account)

Title: